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                                                                    Exhibit 4.08


                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement"), dated as of December 3, 1997, is entered into by and between Concentra Corporation, a Delaware corporation (the "Company") and the Purchasers named on the signature page hereto (each, a "Purchaser" and collectively, the "Purchasers").

         The Company has offered for sale, pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the Purchasers shares of the Common Stock, par value $0.00001 per share (the "Common Stock") of the Company.

                      The parties hereto agree as follows:

         1. Purchase and Sale of Shares. On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Company covenants and agrees to issue and sell to the Purchasers on the Closing Date (as hereinafter defined), 470,589 shares, in the aggregate, of Common Stock (the "Shares") at a price of $4.25 per share (the "Purchase Price"), and on the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, each Purchaser covenants and agrees to purchase from the Company on the Closing Date the number of Shares set forth on the signature page hereof at the Purchase Price.

         2. Closing. The settlement of the purchase and sale of the Shares hereunder (the "Closing") shall take place on the second business day after the date hereof (the "Closing Date"), or such other date as the parties hereto shall mutually agree. At the Closing, a certificate or certificates in definitive form representing the Shares and registered in the name of each of the Purchasers (or as the Purchasers may direct) shall be delivered by the Company to the Purchasers at the offices of the Purchasers in New York City, or at such other place as the Purchasers may direct) and the Purchasers shall deliver payment of the Purchase Price therefor in the aggregate amount of $2,000,003.25 in immediately available funds to the account of the Company in accordance with the Company's written instructions.

         3. Representations, Warranties and Certain Covenants of the Purchasers. Each Purchaser represents and warrants to the Company as follows:

                  (a) The Purchaser has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

                  (b) This Agreement has been duly authorized, executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, is a valid and binding agreement enforceable against the Purchaser in accordance with its terms; and the Purchaser has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.



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                  (c) No consent, approval, authorization, or order of any
         court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Shares, or the performance of the Purchaser's obligations hereunder.

                  (d) The Purchaser understands that no Federal or state agency has passed on or made any recommendation or endorsement of the Shares.

                  (e) The Purchaser acknowledges that, in making the decision to purchase the Shares, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Shares, except for the representations and warranties of the Company with respect to the Company and/or the Shares contained in this Agreement.

                  (f) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying, in part, upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

                  (g) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Shares.

                  (h) The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

                  (i) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to make inquiries of the Company's management concerning all matters which the Purchaser deems relevant to its decision to purchase the Shares, and the Purchaser has received satisfactory answers to all such inquiries.

                  (j) The Shares are being acquired by the Purchaser for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

                  (k) The purchase of the Shares is consistent with the general investment objectives of the Purchaser.

                  (l) The Purchaser is aware that the Shares have not been registered under the Securities Act and may only be offered or sold by the Purchaser pursuant to

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         registration under the Securities Act or an available exemption therefrom.

         5. Representations, Warranties and Certain Covenants of the Company. The Company represents and warrants to, and agrees with, the Purchasers as follows:

                  (a)      The Shares:

                           (i)      when issued as contemplated in this
                  Agreement, will be duly and validly authorized and issued, fully paid and non-assessable;

                           (ii)     when issued as contemplated in this
                  Agreement, will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company; and

                           (iii) will not subject the holders thereof to personal liability by reason of being such holders.

                  (b) The Company has full legal right, capacity and authority to enter into this Agreement, to issue and sell the Shares and to perform its other obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would materially affect the execution by the Company of, or the performance by the Company of its obligations under, this Agreement.

                  (d) The Common Stock is a class of securities registered under the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (e) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. The Company has heretofore delivered to the Purchasers complete and correct copies of the Company's Restated Certificate of Incorporation and Bylaws, each as currently in effect.

                  (f) Except as disclosed in the SEC Reports (as hereinafter defined), there are no options, warrants or other commitments of any kind by the Company to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from the Company, any

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         shares of its capital stock.

                  (g) The Company has timely filed all reports with the Securities and Exchange Commission (the "Commission") required to be filed by it under the Exchange Act (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including, without limitation, any financial statements or schedules included therein, when filed, contained any untrue statement or material fact or omitted to state a material fact necessary in order to make the statements made, when and in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recently filed SEC Report which have not been disclosed to the Purchasers in writing. The consolidated balance sheet of the Company contained in the most recently filed Form 10-Q comprising a part of the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (such consolidated balance sheet of the Company is hereinafter referred to as the "Balance Sheet"), except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except that such financial statements do not contain notes and may be subject to normal audits adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities the Company and its subsidiaries, fixed or contingent, as of the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated. Since the date of the Balance Sheet, except as disclosed in the SEC Reports or as otherwise disclosed in writing by the Company to the Purchasers, there has been (x) no material adverse change in the assets or liabilities, or the business or condition, financial or otherwise, or the results of operations or prospects, of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

                  (h) All of the information provided to the Purchasers by the Company regarding the Company was and remains true, correct and complete in all material respects and no representation, warranty or statement made by the Company in or pursuant to this Agreement contains any untrue statement of a material fact or omits or

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         will omit to state any material fact necessary in order to make such information, representation, warranty or statement not misleading.

         6. Registration of the Shares under the Securities Act. The Company covenants and agrees with the Purchasers as follows:

         (a) The Company shall, as promptly as practicable, after the Closing Date file with the Commission a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Shares (the "Shelf Registration"). The Company shall use its best efforts to file with the Commission the Shelf Registration within 45 days of Closing Date and shall use its best efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter. The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Shares for resales by the Purchasers in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Shares to be included in the Shelf Registration without the consent of the holders of the Shares. The Company shall use its best efforts to keep the Shelf Registration continuously effective under the Securities Act of 1933, as amended (the "Securities Act") until the date which is 36 months from the date of filing (the "Effectiveness Period") or such shorter period ending when (i) all Shares covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (ii) the Purchasers have elected to sell Shares pursuant to Rule 144(k) under the Securities Act.

         (b) When the Company is required by the provisions of Section 6(a) to use its best efforts to effect the registration of the Shares under the Securities Act, the Company will, as expeditiously as practicable:

                  (i) prepare and file with the Commission a registration statement on Form S-3 or any successor with respect to the Shares and use its best efforts to cause such registration statement to become effective as soon as reasonably practicable, and to remain effective throughout the Period of Distribution (as such term is hereinafter defined).

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Period of Distribution and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement in accordance with the Purchasers' intended method of disposition set forth in such registration statement for such Period of Distribution;

                  (iii) furnish to the Purchasers such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as the Purchasers reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;


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                  (iv)     use its best efforts to register or qualify the
Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Purchasers reasonably may request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (v) use its best efforts to list the Shares covered by such registration statement with any securities exchange or quotation service on which the Common Stock of the Company is then traded; and

                  (vi) immediately notify the Purchasers, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         (c) In connection with the registration of the Shares hereunder, the Purchasers shall provide to the Company such information as the Company may reasonably request and complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably requested by the Company.

         (d) The Company will pay all Registration Expenses (as such term is hereinafter defined) in connection with the registration statement under
Section 6(a). All Selling Expenses (as such term is hereinafter defined) in connection with such registration statement shall be borne by the Purchasers. For purposes of this Section 6, the term "Registration Expenses" shall mean all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with applying for listing and quotation on any securities exchange or quotation service, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars; and the term "Selling Expenses" shall mean all fees and disbursements of one (1) counsel for the Purchasers and all underwriting discounts and selling commissions applicable to the sale of the Shares.

         (e) (i) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 6(a), the Company will indemnify and hold the Purchasers harmless against any losses, claims, damages or liabilities, joint or several, to which the Purchasers may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such


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Shares were registered under the Securities Act pursuant to Section 6(a), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and will pay the legal fees and other expenses of the Seller in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission so made in reliance upon and in conformity with information furnished by or on behalf of the Purchasers in writing specifically for use in such registration statement or prospectus or such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, copies of which were delivered to the Purchasers (or to an underwriter retained by the Purchasers to engage in a distribution of the Shares on behalf of the Purchasers) on a timely basis and the Purchasers or such underwriter thereafter failed to deliver a copy of such final or amended prospectus at or prior to the confirmation of the sale of Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                  (ii) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 6(a), the Purchasers will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 6(a), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Purchasers will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Purchasers specifically for use in such registration statement or prospectus.

                  (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is

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to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 6(e) and shall only relieve it from any liability that it may have to such indemnified party under this Section 6(e) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6(e) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

         (f) In the event the Purchasers shall not have sold all of the Shares covered by the registration statement filed pursuant to Section 6(a) within 90 days after the effective date of such registration statement, then following such 90-day period, the Purchasers shall not effect any further sales of Shares in reliance upon such registration statement unless, no later than 5 business days prior to the date on which the Purchasers propose to effect any such further sale, the Purchasers give the Company written notice of its intention to effect such further sale and if, within 3 business days after its receipt of such notice, the Company advises the Purchasers that the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Purchasers will not effect any sale of Shares in reliance on such registration statement until such time as the Company has filed a corrective amendment thereto. The Company shall use its best efforts to file such corrective amendment as soon as practicable after its receipt of the Purchasers' notice, but in any event within 10 business days; provided, however, that the Company shall have the right to defer the filing of such corrective amendment for up to 30 days if, in the good faith judgment of the Company's Board of Directors, it would be detrimental to the interests of the Company for such corrective amendment to be filed at such

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time.

                  (g)(i) The Company may, by written notice to the Purchasers, suspend use of the registration statement hereunder after effectiveness and require that the Purchasers immediately cease sales of the Shares pursuant to the registration statement during any period in which the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act of 1933 in connection with the registration statement would require disclosure of such activity, transaction, preparations or negotiations.

                  (ii) If the Company delays or suspends the registration statement or requires the Purchasers to cease sales of the Shares pursuant to paragraph (g)(i) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the registration statement and/or give written notice to the Purchasers authorizing them to resume sales pursuant to the registration statement. If as a result thereof, the prospectus included in the registration statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Purchasers given pursuant to this paragraph (g)(ii), and the Purchasers shall make no offers or sales of the Shares pursuant to the registration statement other than by means of such revised prospectus.

                  (iii) Notwithstanding any other provision of this Agreement, the Company shall have the right to cause more than one suspension pursuant to paragraph (g)(i), none of which may be for more than sixty (60) days in length, and provided further, that the Company shall not cause any such suspension of registration more than once in any six-month period and no more than one hundred eighty days in any three-year period.


         7. Conditions Precedent to the Purchasers' Obligations. The obligations of the Purchasers hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                  (a) The representations and warranties made by the Company in this Agreement shall be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date, and the Company shall have delivered to the Purchasers a certificate, dated the Closing Date, to that effect.

                  (b) After the date hereof until the Closing Date there shall not have occurred:


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                           (i)      any change, or any development involving a
                  prospective change, in either (a) the condition, financial or otherwise, or in the earnings, business operations or prospects or in or affecting the properties of the Company or
                  (b) the financial or market conditions or circumstances in the United States, in either case which, in the Purchasers' reasonable judgment, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale, or delivery of the Shares;

                           (ii) an imposition of a new legal or regulatory restriction not in effect on the date hereof, or any change in the interpretation of existing legal or regulatory restrictions, that materially and adversely affects the offering, sale, or delivery of the Shares; or

                           (iii) a suspension, or material limitation of, trading (a) generally on or by Nasdaq or (b) of any securities of the Company on any exchange or in any over-the-counter market.

                  (c) All consents, approvals, or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement, shall have been received. All of the consents, approvals, authorizations, exemptions and waivers, if any, from government agencies that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been obtained.

                  (d) No action or proceeding shall have been instituted or, to the knowledge of the Company, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Company shall have delivered to the Purchasers a certificate, dated the Closing Date, to such effect.

         8. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by each Purchaser of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                  (a) The representation and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct at the Closing Date, with the same force and effect as if they had been made on, and as of, the Closing Date and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to that effect.

                  (b) All consents, approvals, or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers, if any, from government agencies that shall be required in order to enable the Purchaser to consummate the transactions contemplated hereby shall have been obtained.

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                  (c)      No action or proceeding shall have been instituted
         or, to the knowledge of the Purchaser, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

         9. Fees and Expenses. Each of the Purchasers and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses, and disbursements of such party's counsel.


         10. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and each Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect and will survive delivery of the Shares for a period of one year from the Closing Date.

         11. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) By mutual consent of the Company and the Purchasers;

                  (b) By the Company if any representation or warranty of the Purchasers, or by the Purchasers if any representation or warranty of the Company, contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Closing Date;

                  (c) By either the Company or the Purchasers if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; or

                  (d) By the Company if the Closing has not occurred by December 31, 1997 consistent with the terms of Section 3 above.

         12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be effective
(i) when delivered in person, (ii) three (3) business days after being mailed by certified or registered mail, return receipt requested, (iii) the next business day after being sent by a recognized overnight courier service, or (iv) when sent by facsimile transmission, e-mail or other electronic means (provided electronic confirmation is generated upon such transmission), in each case addressed as follows:

if to the Purchasers, at:

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                  Special Situations Fund
                  153 53rd Street
                  New York, NY 10022
                  Attn: David Greenhouse


if to the Company, at:

                  Concentra Corporation
                  21 North Avenue
                  Burlington, Massachusetts 01803
                  Attn: Chief Financial Officer

with copy to:     William E. Kelly, Esq.
                  Peabody & Arnold
                  50 Rowes Wharf
                  Boston, Massachusetts 02110

or, in any case, to such other address as the addressee shall have indicated in a written notice to the other party as provided herein.

         13.      Miscellaneous.

                  (a) This Agreement may be executed by facsimile signature and in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                  (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and no other person shall have any right or obligation hereunder.

                  (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  (e) This Agreement may be amended by the parties hereto at any time prior to the Closing Date; PROVIDED, HOWEVER, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                  (f) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


CONCENTRA CORPORATION



By:     /s/ Lawrence W. Rosenfeld
    -----------------------------------
SPECIAL SITUATIONS FUND III L.P.                           145,000 Shares



By:    /s/ David M. Greenhouse
    -----------------------------------

SPECIAL SITUATIONS CAYMAN FUND L.P.                         45,000 Shares



By:    /s/ David M. Greenhouse
    -----------------------------------

SPECIAL SITUATIONS PRIVATE EQUITY FUND L.P.                235,000 Shares



By:    /s/ David M. Greenhouse
    -----------------------------------

SPECIAL SITUATIONS TECHNOLOGY FUND L.P.                     45,589 Shares



By:    /s/ David M. Greenhouse
    -----------------------------------




                                     - 13 -